540 Form 540 Prescribed by:

Frank LaRose
Ohio Secretary of State

Toll Free: 877.767.3453 | Central Ohio: 614.466.3910
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File online or for more information: OhioBusinessCentral.gov

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50
Form Must Be Typed

Check appropriate box:

☒ Amendment to existing Articles of Incorporation (125-AMDS)

☐ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation	PEOPLES BANCORP INC.
Charter Number	834364

Check one box below and provide information as required:

☐ The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☐ The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.) ______

☒ The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

☐ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540 Page 1 of 2 Last Revised: 06/2019

Page 2 of 2Form 540 Last Revised: 06/2019 A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. If you are amending the total number of shares, please complete this box so the appropriate filing fee is charged. Total number of shares previously listed in the Articles or other Amendments with the Ohio Secretary of State: With the submission of this amendment, NEW total number of shares: Print Name By (if applicable) Signature Print Name By (if applicable) Signature By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C). If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box. If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box. 24050000 50050000 M. Ryan Kirkham, Executive Vice President, General Counsel M. RYAN KIRKHAM

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION OF PEOPLES BANCORP INC. The undersigned, as a duly authorized officer of Peoples Bancorp Inc. (the “Company”), hereby certifies that the following Resolution was duly adopted by the Company’s shareholders at the special meeting held on July 22, 2021, and such Resolution has not been amended or rescinded since the date of adoption thereto and is in full force and effect on the date hereof: “RESOLVED, that the Amended Articles of Incorporation of Peoples Bancorp Inc. be, and the same hereby are, amended by deleting present Article FOURTH in its entirety and by substituting in its place new Article FOURTH in the following form: Article FOURTH of the Amended Articles of Incorporation of Peoples Bancorp Inc. FOURTH: The authorized number of shares of the Corporation shall be Fifty Million Fifty Thousand (50,050,000), consisting of Fifty Million (50,000,000) common shares, each without par value (the “common shares”), and Fifty Thousand (50,000) preferred shares, each without par value (the “preferred shares”).” IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the 27th day of July, 2021. PEOPLES BANCORP INC. By: __________________________ Name: M. Ryan Kirkham, Esq. Title: Executive Vice President, General Counsel M . Ryan Nikkor